As filed with the Securities and Exchange Commission on July 5, 2006.
Registration No. 333-00071

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KAISER ALUMINUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3334 (Primary standard industrial classification code number)	94-3030279 (I.R.S. Employer Identification No.)
27422 Portola Parkway, Suite 350
Foothill Ranch, California 92610-2831
(949) 614-1740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John M. Donnan, Esq.
Vice President and General Counsel
Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 350
Foothill Ranch, California 92610-2831
(949) 614-1740
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
with copies to:
Troy B. Lewis, Esq.
Anna Marie Dempsey, Esq.
Jones Day
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939
     Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________

Deregistration of Securities
     On January 5, 1996, Kaiser Aluminum Corporation (the “Company”) filed a registration statement on Form S-3 (the “Registration Statement”) with respect to the offer and sale, from time to time, of up to 10,000,000 shares of the Company’s common stock, par value $.01 per share (the “Old Common Stock”), by MAXXAM Inc.
     On February 12, 2002, the Company filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code. Pursuant to the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, dated September 7, 2005, as modified and as confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on February 6, 2006, which confirmation order was affirmed by an order of the District Court for the District of Delaware entered on May 11, 2006 (the “Plan”), all shares of the Old Common Stock will be cancelled upon the effectiveness of the Plan. The Plan is expected to become effective on July 6, 2006. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all shares of the Old Common Stock included in the Registration Statement that were not previously offered and sold by MAXXAM Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on this 5th day of July, 2006.

KAISER ALUMINUM CORPORATION
By:	/s/ Joseph P. Bellino
Joseph P. Bellino
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
/s/ Jack A. Hockema Jack A. Hockema	President and Chief Executive Officer and Director (Principal Executive Officer)	July 5, 2006
/s/ Joseph P. Bellino Joseph P. Bellino	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 5, 2006
/s/ Daniel D. Maddox Daniel D. Maddox	Vice President and Controller (Principal Accounting Officer)	July 5, 2006
/s/ George T. Haymaker, Jr. George T. Haymaker, Jr.	Chairman of the Board and Director	July 5, 2006
/s/ Robert J. Cruikshank Robert J. Cruikshank	Director	July 5, 2006
/s/ Charles E. Hurwitz Charles E. Hurwitz	Director	July 5, 2006
/s/ Ezra G. Levin Ezra G. Levin	Director	July 5, 2006
/s/ John D. Roach John D. Roach	Director	July 5, 2006